Exhibit 10.2

FIRST AMENDMENT TO LETTER AGREEMENT

THIS FIRST AMENDMENT TO LETTER AGREEMENT (this “Amendment”) is made and entered into as of the 31st day of March, 2015 (the “Effective Date”), by and among VIRTUS OIL & GAS CORP., a Nevada corporation (“Virtus”). TOM JOHNSON and BILL BERRYMAN (collectively, “TJBB”).

WHEREAS. Virtus and TJBB are parties to that certain Letter Agreement dated May 6., 2014 (the “Agreement”); and

WHEREAS. Virtus and TJBB desire to amend the Agreement for the purpose of extending the deadline for Virtus to drill the initial test well and other provisions agreed to herein.

NOW. THEREFORE. in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended and the parties hereto agree as follows:

1. Definitions. If a term is capitalized in this Amendment but is not otherwise defined, then such term shall have the meaning given to it in the Agreement.

2. Amendments.

(a) Section 1.5 of the Agreement is hereby amended by inserting the date March 1, 2016 in place of June, 2015 for the second well, the 12.000-foot+/- well that tests the Permian Kaibab formation. Additional drilling obligations will be addressed below in Section 1.5.

VOG agrees that TJBB shall not be responsible for costs related to the drilling and completion of an initial well (Unit Well Obligation) to be spudded on or before July 30th, 2015, and VOG will carry TJBB for 12.5% working interest through the drilling and completion of the initial 7,000-foot well, or a depth sufficient to test the Jurassic-Navajo formation. The initial well will be the Unit Well Obligation which will extend the primary expirations of all leases within the soon to be established Federal Unit. Also in addition to VOG's aforementioned obligation, VOG will then proceed to drill and complete an additional well which TJBB will be carried for a 12.5% through the drilling and completion of the first deep well (12.000 foot or greater depth) drilled within the Parowan Project Area and spudded by March I. 2016.

3. Stock Issuance. In consideration of the amendments contained in this Amendment, Virtus will issue an aggregate fifty thousand (50,000) shares of common stock of Virtus. $0.001 par value per share (the “Shares”), to TJBB within three (3) business days after the Effective Date, allocated among them as TJBB indicates in writing prior to the Effective Date (or equally if no other written instructions are received), subject to the terms and conditions of this Amendment.

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4. Representations and Warranties. Each of TJBB represents and warrants to Virtus as of the Effective Date as follows: (a) he is under no contractual, judicial or other restraint that impairs his right or legal ability to enter into this Amendment and perform his obligations hereunder; (b) he is acquiring the Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof; (c) he has no present intention of selling, granting any participation interest in, or otherwise distributing the Shares; (d) he has received all information he considers necessary or appropriate for deciding whether to acquire the Shares; (e) he is sophisticated and well-informed and has such knowledge and experience in financial and business matters in general, and in investments in businesses similar to Virtus in particular, as are necessary to enable him to evaluate the merits and risks of an investment in Virtus; (f) he has no need for liquidity in his investment in Virtus and is able to bear the risk of such investment for an indefinite period; and (g) his present financial condition is such that he is under no present or contemplated future need to dispose of any portion of the Shares.

5. Restricted Securities. Each of TJBB understands that the Shares have not been registered under the Securities Act of 1933, as amended, that the Shares are “restricted securities” under applicable U.S.. securities laws and that, pursuant to these laws, he must hold the Shares indefinitely unless they are registered with the Securities Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each certificate representing the Shares shall bear all appropriate restrictive legends in accordance with applicable law.

6. Effect of Amendment. Except as amended by this Amendment, the Agreement shall remain unchanged and in full force and effect.

7. Governing Law. THIS AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS Of THE STATE OF COLORADO. WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

8. Binding Effect. This Amendment is binding upon and inures to the benefit of the parties hereto and their respective heirs. legal representatives. successors and permitted assigns. Except as specifically set forth herein. nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns, any claims. rights, remedies under or by reason of this Amendment.

9. Modification. This Amendment may not be modified or amended except in a writing signed by all of the parties hereto.

10. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed one and the same instrument. Signatures given by facsimile or portable document format (or similar format) shall be binding and effective to the same extent as original signatures.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective for all purposes as of the Effective Date.

VIRTUS:	VIRTUS OIL & GAS CORP.
a Nevada corporation

By: /s/ Rupert Ireland 2nd April 2015
Name: Rupert Ireland
Title: Chief Executive Officer

/s/ Tom Johnson
TJBB:	Tom Johnson

/s/ Bill Berryman
Bill Berryman

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